Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Two River Bancorp

Tinton Falls, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-182855) and on Form S-8 (No. 333-145695 and No. 333-172335) of Two River Bancorp of our report dated March 29, 2013, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ ParenteBeard LLC

ParenteBeard LLC

Clark, New Jersey

March 31, 2014